EXHIBIT 99

Positioned for Growth An Overview of LaBarge, Inc. February 2005

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

Recent Highlights Net sales at record levels Up 28% in last fiscal year Up 57% YTD* Net earnings at record levels Up 205% in last fiscal year Up 88% YTD* YTD* internal growth = 19% in sales; 34% in net earnings** Strong performing market sectors Healthy balance sheet Excellent outlook Share price up 80% in last year; 303% in last five years† * Fiscal 2005 first half, ended January 2, 2005. ** On a pro forma basis. † As of January 25, 2005.

Electronics Manufacturing Services Contract design and manufacturing services for sophisticated, high- reliability electronics to customers in a wide variety of technology-driven markets

Electronics Manufacturing Services $120 billion worldwide market* Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Outlook for EMS industry is positive Increasing long-term trend toward outsourcing Forecasted CAGR of 13.4%* * Source: The Manufacturing Market Insider; January 2005

LaBarge's Place in the EMS Industry LaBarge's niche: High complexity/high reliability applications Broad-based manufacturing capabilities Value-added services Low- to mid-volume production

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Interconnect systems Printed circuit card assemblies Higher-level assemblies Systems integration

High-Reliability Electronics Defense Program: Shipboard weapon system

High-Reliability Electronics Industrial Program: Glass container production and inspection equipment

High-Reliability Electronics Natural Resources Program: Mine management systems

High-Reliability Electronics Government Systems Program: Postal automation equipment

DIVERSE MARKETS - NET SALES BY MARKET Defense Industrial Natural Resources Aerospace Government Systems Medical Other 0.45 0.19 0.18 0.05 0.04 0.02 0.07 Net sales for the fiscal 2005 first half, ended January 2, 2005.

Strong Customer Relationships Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Instrumentation Factory automation Defense and commercial aerospace Aircraft engines, medical and transportation systems Defense Mining equipment Defense

Focused Growth Strategy Internal growth Winning more and larger opportunities from targeted customers Acquisition Accomplished successful acquisition of Pinnacle Electronics in February 2004 Looking for additional candidates that: Are compatible with our core electronics manufacturing business Bring new or expanded customer relationships and capabilities Are accretive to our EPS Add value for our shareholders

BACKLOG (dollars in millions) Backlog at January 2, 2005 = $144.9 million

NET SALES (dollars in millions) 2001 2002 2003 2004 2005 E 116.7 117.2 102.9 131.5 177.5 Fiscal 2005 first-half net sales = $92.4 million

DILUTED NET EARNINGS PER SHARE 2001 2002 2003 2004 2005 E 0.26 0.26 0.15 0.44 0.59 Fiscal 2005 first-half net earnings = $.32 per diluted share

GROSS MARGIN (as a percentage of sales) 2001 2002 2003 2004 0.208 0.195 0.203 0.231 Fiscal 2005 first-half gross margin = 22.3%

Healthy Financial Condition Debt to EBITDA (LTM) = 1.8 Debt to total capitalization = 44% EBITDA interest coverage (LTM) = 13.4x All figures on this slide are as of January 2, 2005.

Outlook Positive prospects for EMS market LaBarge is well positioned as a niche player Solid backlog Expect third quarter sales and earnings to be: Substantially higher than last year Down slightly from fiscal 2005 second quarter Expect 2005 full-year sales and net earnings to be up at least 35% from fiscal 2004 levels